EXHIBIT 99.8

          FORM OF NOTICE OF GRANT OF AUTOMATIC STOCK OPTION (INITIAL)

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                                                                   INITIAL GRANT

                           JUNO ONLINE SERVICES, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Juno Online Services, Inc. (the "Corporation"):

            Optionee:  _______________________________________________________

            Grant Date:  _____________________________________________________

            Exercise Price:  $ _____________________________________ per share

            Number of Option Shares:  22,000 shares

            Expiration Date:  ________________________________________________

            Type of Option:  Non-Statutory Stock Option

            Date Exercisable: The Option shall become exercisable upon Optionee's completion of four (4) months of Board service measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Juno Online Services, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit
A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

            No Impairment of Rights. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

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            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED: ___________________, 199 ___

                                    JUNO ONLINE SERVICES, INC.

                                    By:  _____________________________________

                                    Title:____________________________________


                                         _____________________________________
                                                       OPTIONEE

                                    Address:  ________________________________

                                              ________________________________

ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement


                                       2.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT